                                                                EXHIBIT 10.19


                                WARRANT AGREEMENT



                                 by and between



                           NATIONAL MERCANTILE BANCORP


                                       and


                  CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM



                                December 31, 1995
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.       Definitions....................................................      1

2.       Grant of Warrant...............................................      5

3.       Closing........................................................      5

4.       Representations and Warranties of the Warrant Holder...........      5

5.       Representations and Warranties of the Company..................      7

6.       Exercise of Warrant; Transfer of Warrant.......................      9

7.       Payment of Taxes...............................................     11

8.       Mutilated or Missing Warrant Certificate.......................     11

9.       Reservation of Warrant Shares..................................     11

10.      Adjustment to the Number of Warrant Shares Issuable............     11

11.      Fractional Interests...........................................     12

12.      Warrant Agent..................................................     12

13.      Conditions Precedent to the Warrant Holder's Obligations.......     13

14.      Conditions Precedent to the Company's Obligations..............     13

15.      Recapitalization...............................................     14

16.      Survival of the Representations, Warranties, etc...............     14

17.      Covenants of the Warrant Holder................................     14

18.      Notices........................................................     15

19.      Miscellaneous..................................................     16

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                                WARRANT AGREEMENT

            This Warrant Agreement is dated as of December 31, 1995, and is entered into by and between National Mercantile Bancorp, a California corporation (the "Company") and California State Teachers' Retirement System, a retirement system created pursuant to the laws of the State of California (the "Warrant Holder").

                                 R E C I T A L S

         A. The Warrant Holder and Mercantile National Bank, a national banking association (the "Bank"), are concurrently herewith entering into the Lease Restructure Agreement (as defined below).

         B. The Company, as the sole shareholder of the Bank, will be directly benefitted by the Lease Restructure Agreement.

         C. It is a condition of the Lease Restructure Agreement that this Warrant Agreement and the Registration Rights Agreement (as defined below) be executed and delivered before the Company and the Bank may obtain the benefits of the Lease Restructure Agreement.

         D. To obtain such benefits, the Company has agreed to execute and deliver this Warrant Agreement and the Registration Rights Agreement.

         E. The Warrant Holder will be relying on this Warrant Agreement in entering into the Lease Restructure Agreement and but for this Warrant Agreement and the Registration Rights Agreement, the Warrant Holder would not enter into the Lease Restructure Agreement.

         F. The Lease Restructure Agreement constitutes full and adequate consideration for this Warrant Agreement and the Registration Rights Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, and for other fair and adequate consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions.

               (i)  "Act" shall mean the Securities Act of 1933, as amended.

               (ii) "Advisors" shall mean Trust Company of the West, TCW Realty Advisors and Westmark Realty Advisors, LLC.

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               (iii)  "Business Day" shall mean any day which banks in the city of Los Angeles, California are open for business.

               (iv) "Capital Stock" shall mean any and all shares or other equivalents (however designated) of corporate stock, including each class of Common Stock and Preferred Stock.

               (v)    "Closing" has the meaning specified in Section 3 hereof.

               (vi) "Closing Date" has the meaning specified in Section 3 hereof.

               (vii) "Common Stock" shall mean the common stock of the Company, no par value.

               (viii) "Company" shall mean National Mercantile Bancorp, a California corporation.

               (ix)   "Education Code" has the meaning specified in Section
         4(g).

               (x) "Exchange Act" has the meaning specified in Section 5(e) hereof.

               (xi) "Exercise Period" shall mean such period of time commencing with the issuance of the Warrant and ending December 31, 2002.

               (xii) "Exercise Price" shall mean the per share price equal to the lesser of (a) the lowest price such shares are offered for sale in an Offering, (b) $1.50, or (c) the lowest price at which such shares may be purchased by any other person pursuant to any option, warrant or other right to purchase stock (other than Permitted Options) in the Company granted at any time on or before December 31, 1997.

               (xiii) "Expiration Date" has the meaning specified in Section 6(a) hereof.

               (xiv) "Lease Restructure Agreement" shall mean the Lease Restructure Agreement dated the same date hereas between the Bank and the Warrant Holder.

               (xv) "Offered Interest" has the meaning specified in Section 17(b) hereof.

               (xvi) "Offering" shall mean the offer and sale of the Company's Capital Stock at any time on or prior to December 31, 1997 (a) to the public pursuant to an effective registration statement filed with the Securities and Exchange Commission (other than pursuant to an effective registration statement on Form S-4, or on Form S-8 relating to stock options and Capital Stock relating thereto or any unregistered offering to the

         Company's employees or directors, or to the employees of the Company's subsidiaries pursuant to any employee benefit plan (as defined in Rule 405 under the Act)) under the Act and (b) to individuals or entities pursuant to an exemption from registration under the applicable federal and state securities laws.

               (xvii) "Outstanding Stock" shall mean the outstanding Capital Stock of the Company on December 31, 1997.

               (xviii) "Ownership Change" shall mean the occurrence of a Recapitalization which results in a change in the Company's ability to use its currently existing net operating loss carry forward of approximately $20,000,000 pursuant to Section 382 of the Internal Revenue Code.

               (xix) "Permitted Options" shall mean options to acquire no more than 500,000 shares of Capital Stock in the aggregate granted to officers, directors or employees of the Company or any of its subsidiaries.

               (xx) "Permitted Successors and Assigns" shall mean (a) any insurance company as defined in Section 2(13) of the Act, (b) any investment company registered under the Investment Company Act of 1940,
         (c) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, (d) any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, (e) any organization described in
         Section 501(c)(3) of the Code, corporation, limited liability company, group trust, Massachusetts or similar business trust, or partnership, not formed for the purpose of acquiring the securities offered, with total assets in excess of $5,000,000, (f) any natural person whose individual net worth, or joint net worth with that person's spouse at the time of his purchase exceeds $1,000,000, (g) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or (h) such other persons or entities reasonably approved by the Company, which approval shall not be unreasonably withheld. In the event the Company fails to disapprove of such persons or entities within twenty (20) days of receipt of written notice regarding the proposed transferee, such transferee shall be deemed approved by the Company.

               (xxi) "Preferred Stock" shall mean the preferred stock of the Company.

               (xxii) "Purchase Offer" has the meaning specified in Section 17(b) hereof.

               (xxiii)  "Purchase Offer Price" has the meaning specified in
         Section 17(b) hereof.

               (xxiv) "Recapitalization" shall mean any merger or consolidation of the Company (excluding a merger of the Company into Mercantile National Bank) or any Offering on or before December 31, 1997.

               (xxv) "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the same date hereas between the Company and the Warrant Holder.

               (xxvi) "Restriction Period" shall mean the period from the date of issuance of the Warrant and ending three (3) years from the date of the last Recapitalization but no later than December 31, 2000 unless either (a) there has been an Ownership Change (in which case the Restriction Period shall end upon such Ownership Change), or (b) no Recapitalization occurs (in which case the Restriction Period shall end on December 31, 1997).

               (xxvii) "Sale Notice" has the meaning specified in Section 17(b) hereof.

               (xxviii) "Transfer Agent" shall mean U.S. Stock Transfer Corporation or such other generally recognized transfer agent as designated.

               (xxix) "Warrant" has the meaning specified in Section 2(a) hereof.

               (xxx) "Warrant Agent" shall mean the Transfer Agent or such other warrant agent appointed by the parties hereto.

               (xxxi) "Warrant Agreement" shall mean this Warrant Agreement dated December 31, 1995 between the Company and the Warrant Holder.

               (xxxii)  "Warrant Certificate" has the meaning specified in
         Section 2(b) hereof.

               (xxxiii) "Warrant Holder" shall mean California State Teachers' Retirement System, a retirement system created pursuant to the laws of the State of California, or any Permitted Successors and Assigns.

               (xxxiv) "Warrant Holder Affiliates" shall mean the affiliates, related entities, agents, officers, board members, trustees, beneficiaries, employees or internal investment contractors of the Warrant Holder or any of the Advisors.

               (xxxv) "Warrant Shares" has the meaning specified in Section 2 hereof.

               2.      Grant of Warrant.

                       (a) Upon the basis of the representations and warranties, and subject to the terms and conditions set forth in the Warrant Agreement, the Company shall grant to the Warrant Holder on the Closing Date, a warrant to purchase a number of shares of the Company's Capital Stock ("Warrant") to be determined in accordance with Section 6(b) hereof (the "Warrant Shares"), subject to adjustment as provided in the Warrant Agreement, at the Exercise Price, during the Exercise Period and upon the basis of the representations and warranties, and subject to the terms and conditions set forth in the Warrant Agreement, the Warrant Holder shall acquire from the Company on the Closing Date the Warrant.

                       (b) A certificate representing the Warrant ("Warrant Certificate") to be delivered pursuant to the Warrant Agreement shall be substantially in the form set forth in Exhibit A attached hereto and shall be registered in the books and records of the Company in the name of the Warrant Holder.

               3. Closing. The closing (the "Closing") of the transaction contemplated by the Lease Restructure Agreement shall take place on January __, 1996, at 10:00 a.m. at the offices of Cox, Castle & Nicholson located at 2049 Century Park East, Los Angeles, California, or at such other date, time and place as the Warrant Holder and the Company may agree upon in writing (such time and date for the Closing, the "Closing Date"). The Warrant Certificate to be acquired by the Warrant Holder shall be delivered by, or on behalf of, the Company at the above-mentioned offices, on the Closing Date.

               4. Representations and Warranties of the Warrant Holder. The Warrant Holder understands, and represents and warrants to the Company, on the date hereof and on each exercise of the Warrant by the Warrant Holder that:

                       (a) The Warrant is being issued and the Warrant Shares will be issued in reliance on specific exemptions from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Warrant Holder set forth herein to determine the applicability of such exemptions and the suitability of the Warrant Holder to acquire the Warrant and the Warrant Shares.

                       (b) The Warrant and the Warrant Shares have not been and, except as provided in the Registration Rights Agreement, will not be registered under the Act and may only be offered or sold by the Warrant Holder pursuant to registration under the Act or an available exemption therefrom.

                       (c) The transactions contemplated by the Warrant Agreement are not part of a plan or scheme to evade the registration provisions of the Act.

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
                       (d) Except as contemplated by the Registration Rights Agreement, the Warrant Holder is purchasing the Warrant, or the Warrant Shares, as the case may be, for its own account and not with a view to, or for sale in connection with, any "distribution" (as such term is used in Section 2(11) of the Act) thereof or of the Warrant Shares.

                       (e) The Warrant Holder, by reason of its business or financial experience, or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company, or any of its affiliates, directly or indirectly, could be reasonably assumed to have the capacity to protect the Warrant Holder's interest in connection with the acquisition of the Warrant, or the Warrant Shares, as the case may be.

                       (f) The Warrant Holder is an "accredited investor" as defined in Regulation D under the Act.

                       (g) The Warrant Holder is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Part 13 of the California Education Code, Sections 22000, et seq., as amended (the "Education Code"). The Warrant Holder is restricted from engaging in transactions with a "school district or other employing agency" or a "member, retirant or beneficiary" (as those terms are defined in the Education Code) in violation of the Education Code.

                       (h) The Warrant Holder is subject to restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq.

                       (i) Except as disclosed in a letter substantially in the form of Schedule 4(i) hereto delivered to the Company on the date hereof and at the time of each exercise of the Warrant, as of the date set forth in such letter, which date shall be no earlier than three (3) Business Days prior to the date the letter is delivered, the Warrant Holder does not beneficially own, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any Capital Stock of the Company.

                       (j) If the Warrant were exercised on the Closing Date, the purchase of the Warrant Shares by the Warrant Holder pursuant thereto would not violate any law or regulation presently existing and applying specifically to the Warrant Holder.

                       (k) To the Warrant Holder's knowledge, neither the Warrant Holder nor its Advisors have received any contribution or contributions as such terms are used in the Education Code from the Company.

                       (l) To the Warrant Holder's knowledge, none of the Warrant Holder, the Advisors or the Warrant Holder Affiliates has received or will receive, directly or indirectly, from the Company any payment, consideration or other benefit from and no Warrant Holder Affiliate has any agreement or arrangement with, the Company, in each case relating to the transactions contemplated by the Warrant Agreement except as expressly set forth in the Warrant Certificate, the Warrant Agreement, the Registration Rights Agreement and the Lease Restructure Agreement, together with the Bill of Sale and the Attornment Agreements contemplated by the Lease Restructure Agreement.

                       (m) The Lease Restructure Agreement, the Warrant Agreement and the documents executed and delivered by the Warrant Holder pursuant thereto, the Registration Rights Agreement and the documents executed and delivered by the Warrant Holder pursuant thereto, have been duly authorized, executed and delivered by the Warrant Holder and each is a valid and binding agreement enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Warrant Holder has full power and authority necessary to enter into the Lease Restructure Agreement, the Warrant Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.

                       (n) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Warrant Holder is required for execution of the Lease Restructure Agreement, the Warrant Agreement or the documents executed and delivered by the Warrant Holder pursuant thereto, the Registration Rights Agreement or the documents executed and delivered by the Warrant Holder pursuant thereto. The execution and delivery of the Lease Restructure Agreement, the Warrant Agreement and the Registration Rights Agreement by the Warrant Holder does not result in a violation of any law, rule or regulation, or any order, judgment or decree of any court, or governmental agency applicable to the Warrant Holder.

                  5. Representations and Warranties of the Company. The Company represents and warrants to the Warrant Holder that:

                       (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of California.

                       (b) The Warrant Agreement, the Warrant Certificate and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each is a valid and binding agreement enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and corporate authority necessary to enter into such agreements and to perform its obligations hereunder and thereunder.

                       (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company is required for execution of the Warrant Agreement, the Warrant Certificate or the Registration Rights Agreement. The execution and delivery of the Warrant Agreement, the Warrant Certificate and the Registration Rights Agreement by the Company and the issuance of the Warrant to the Warrant Holder does not result in a violation of any law, rule or regulation, or any order, judgment or decree of any court, or governmental agency applicable to the Company.

                       (d) The Warrant and all Warrant Shares upon issuance in accordance with the terms hereof:

                           (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances;

                           (ii) have been, or will be, duly and validly authorized and will be duly and validly issued;

                           (iii) shall be fully paid and nonassessable; and

                           (iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company.

                       (e) The Company has filed all reports required to be filed by Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") during the preceding twelve (12) months and has been subject to such filing requirements for the past 90 days.

                       (f) The Company's Common Stock is quoted for trading on the Nasdaq Stock Market.

                       (g) The Company owns 100% of the Bank, the Tenant under the Leases (as those terms are defined in the Lease Restructure Agreement).

                       (h) Except as set forth on Schedule 5(h) hereto, no options, warrants or other rights to purchase shares of the Company's Capital Stock exist.

                       (i) Except as set forth on Schedule 5(i) hereto, there currently exist no taxes which would be attributable to the issuance of the Warrant Shares upon the exercise of the Warrant.

                       (j) The Company has 10,000,000 shares of Common Stock authorized, of which 3,078,146 are outstanding and 1,000,000 shares of Preferred Stock authorized, of which there are no outstanding shares.

                       (k) The Company is not a school district or other employing agency as such terms are defined in the Education Code.

                       (l) To the Company's knowledge, the Company has not made any contribution or contributions as such terms are used in the Education Code to the Warrant Holder.

                       (m) To the Company's knowledge, neither a school district nor other employing agency (as those terms are defined in the Education Code) is related to the Company by any relationship described in Section 267(b) of the Internal Revenue Code.

                       (n) To the Company's knowledge, none of the Warrant Holder, the Advisors or the Warrant Holder Affiliates has received or will receive, directly or indirectly, from the Company any payment, consideration or other benefit from, and no Warrant Holder Affiliate has any agreement or arrangement with, the Company, in each case relating to the transactions contemplated by the Warrant Certificate, the Warrant Agreement and the Registration Rights Agreement except as expressly set forth in the Warrant Certificate, the Warrant Agreement, the Registration Rights Agreement and the Lease Restructure Agreement.

                       (o) If the Warrant were exercised on the Closing Date, the sale of the Warrant Shares to the Warrant Holder pursuant thereto would not violate any law or regulation presently existing of general application to such exercise or sale and applicable to the Company.

               6.      Exercise of Warrant; Transfer of Warrant.

                       (a) Upon the terms and subject to the conditions set forth in this Warrant Agreement and the Warrant Certificate, the Warrant Holder shall have the right, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Warrant Holder may at the time be entitled to receive on exercise, in full or in part, from time to time, of the Warrant and payment of the Exercise Price for such Warrant Shares during the Exercise Period. If the Warrant is not exercised prior to 5:00 p.m., California time, December 31, 2002 (the "Expiration Date"), the Warrant shall expire and all rights thereunder and all rights in respect thereof under the Warrant Agreement and the Warrant Certificate shall cease as of such time.

                       (b) Subject to the terms and conditions set forth herein, the Warrant Holder shall be entitled to acquire pursuant to the Warrant up to the following number of Warrant Shares:

                           (i) that number which when divided by the sum of itself plus the number of the shares of Outstanding Stock (with the result expressed as a percentage) equals 9.9% of the value of the Outstanding Stock.

                           (ii) Notwithstanding anything to the contrary contained herein, at no time during the Restriction Period may the Warrant Holder exercise the Warrant to acquire Capital Stock of the Company that would result (for purposes of Section 382 of the Code) in the ownership or constructive ownership by the Warrant Holder of more than 4.99% of the value of the outstanding stock as such value is computed immediately after the exercise, in whole or in part, of the Warrant.

                       (c) The Warrant Holder, during the Exercise Period and subject to the conditions set forth herein, may exercise from time to time, the Warrant as to all or a portion of the Warrant Shares remaining under the Warrant provided that any partial exercise shall be for a minimum of the lesser of 20,000 Warrant Shares or the remaining number of Warrant Shares available under the Warrant.

                       (d) The Warrant may be exercised by delivery of the form of election to purchase, duly completed and signed, together with surrender to the Company at its principal office of the Warrant Certificate (if such exercise is for all of the Warrant Shares remaining under the Warrant) and upon payment to the Company of the Exercise Price plus transfer taxes (if applicable pursuant to Section 7) for each of the Warrant Shares in respect of which the Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in immediately available funds.

                       (e) Subject to the provisions of Section 7 hereof, upon such surrender of the Warrant (if such exercise is for all of the Warrant Shares remaining under the Warrant) and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder and in the name of the Warrant Holder, a certificate or certificates for the number of Warrant Shares for which the Warrant has been exercised. Such certificate or certificates shall be deemed to have been issued and the Warrant Holder shall be deemed to have become a holder of record of the number of Warrant Shares identified in the form of election to purchase as of the date of delivery of the form of election to purchase, duly completed and signed, and payment of the Exercise Price, together with the surrender of the Warrant (if such exercise is for all of the Warrant Shares remaining under the Warrant).

                       (f) The Warrant Certificate surrendered upon the full exercise of the Warrant shall be canceled and disposed of by the Company in accordance with applicable law.

                       (g) The Warrant may not be sold, assigned, conveyed, pledged, hypothecated or in any other manner disposed of or transferred except to Permitted Successors and Assigns.

               7. Payment of Taxes. The Warrant Holder will pay all taxes attributable to the issuance of the Warrant Shares upon the exercise of the Warrant.

               8. Mutilated or Missing Warrant Certificate. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, satisfactory to it. A request for a substitute Warrant Certificate by the Warrant Holder also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

               9.      Reservation of Warrant Shares.

                       (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Capital Stock for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Capital Stock (as adjusted from time to time pursuant hereto) which may then be deliverable upon the exercise of the Warrant.

                       (b) The Transfer Agent and every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed, at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply such Transfer Agent with duly executed certificates for such purposes.

                       (c) All fees, costs and expenses of the Transfer Agent shall be paid by the Company.

               10. Adjustment to the Number of Warrant Shares Issuable. The number of Warrant Shares issuable upon the exercise of the Warrant is subject to adjustment from time to time as set forth in this Section 10.

                       (a) Stock Dividends and Stock Splits. If at any time before 5:00 p.m., California time, on the Expiration Date, (i) the Company shall fix a record date for the issuance of any dividend payable in shares of Capital Stock or (ii) the number of shares of Capital Stock shall have been increased by a subdivision or split-up of shares of Capital Stock, then, on the record date fixed for the determination of holders of Capital Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of the Warrant will be appropriately increased so that the Warrant Holder thereafter will be entitled to receive the number of shares of Capital Stock that Warrant Holder would have owned immediately following such action had the Warrant (for any remaining Warrant Shares under the Warrant) been fully exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this
Section 10(a) shall, in the case of a subdivision or split-up, be the effective date thereof and shall, in the case of a stock dividend, be the record date thereof.

                       (b) Combination of Stock. If the number of shares of Capital Stock outstanding at any time before 5:00 p.m., California time, on the Expiration Date shall have been decreased by a combination of the outstanding shares of Capital Stock, then, immediately after the effective date of such combination, the number of shares of Capital Stock to be delivered upon exercise of the Warrant will be appropriately decreased so that Warrant Holder thereafter will be entitled to receive the number of shares of Capital Stock that Warrant Holder would have owned immediately following such action had the Warrant (for any remaining Warrant Shares under the Warrant) been fully exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted.

                       (c) Readjustments, etc. If an adjustment is made under paragraph (a) or (b) above, and the event to which the adjustment relates does not occur, then any adjustments in the Exercise Price or Warrant Shares that were made in accordance with such paragraphs shall be adjusted back to the number of Warrant Shares or the Exercise Price that were in effect immediately prior to the record date for such event.

               11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on any exercise of the Warrant.

               12.     Warrant Agent.

                       (a) The Transfer Agent shall serve as Warrant Agent under this Warrant Agreement unless and until replaced as hereinafter provided. The Warrant Agent shall perform all such duties and shall have such rights as are reasonable and customary in the industry. The Company and the Warrant Holder may appoint a new warrant agent acceptable to both parties. Such new warrant agent shall be a corporation doing business under the laws of the United States or any state thereof and in good standing. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed. If for any reason it shall be necessary or expedient to


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
execute and deliver any further assurance, conveyance, act or deed, but if the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the Company.

                       (b) Any corporation into which the new warrant agent may be merged or any corporation resulting from any consolidation to which the new warrant agent shall be a party or any corporation to which the new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant Agreement without any further act; provided that such corporation (i) would be eligible for appointment as successor to the warrant agent under the provisions of this
Section 12 or (ii) is a wholly owned subsidiary of the warrant agent. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holder at such Warrant Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Warrant Agreement.

                       (c) All fees, costs and expenses of the Warrant Agent shall be paid by the Company.

               13. Conditions Precedent to the Warrant Holder's Obligations. The obligations of the Warrant Holder hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                       (a) The representations and warranties made by the Company in this Warrant Agreement shall, unless waived by the Warrant Holder, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

                       (b) No general suspension of, or limitation on prices for, quotes for the Common Stock on Nasdaq stock market shall have occurred.

               14. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by the Warrant Holder of its obligations hereunder and to the satisfaction of the following additional condition precedent:

                       (a) The representations and warranties made by the Warrant Holder in this Warrant Agreement shall, unless waived by the Company, be true and correct.

                       (b) The Closing shall have occurred.

                       (c) The Warrant Holder, upon exercise of the Warrant, in full or in part, shall have delivered the Exercise Price in immediately available funds and shall have provided the Company an updated Schedule 4(i).

                       (d) The Warrant Certificate shall bear a legend stating:

THE WARRANT EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO NATIONAL MERCANTILE BANCORP TO THE EFFECT THAT THERE IS AN AVAILABLE EXEMPTION THEREFROM.

                       (e) The Warrant Shares shall bear a legend stating:

THE SHARES OF COMMON STOCK OF NATIONAL MERCANTILE BANCORP TO BE ISSUED UPON ANY EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATING TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO NATIONAL MERCANTILE BANCORP TO THE EFFECT THAT THERE IS AN AVAILABLE EXEMPTION THEREFROM.

               15. Recapitalization. The Company shall provide to the Warrant Holder notice of the terms and conditions of any Recapitalization at such time as the Company provides such notice to its shareholders.

               16. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Warrant Holder, respectively, pursuant to the Warrant Agreement, shall remain in full force and effect.

               17.     Covenants of the Warrant Holder.

                       (a) The Warrant Holder, at any time before the exercise of the Warrant during the Restriction Period, shall provide to its securities investment advisors, if any, such notice in the form attached as Exhibit B hereto.

                       (b) If at any time the California State Teachers' Retirement System ("STRS") desires to transfer all or any portion of the Warrant, STRS shall provide the Company a written notice (the "Sale Notice") notifying the Company of STRS's intention and the portion of the Warrant (which may be the entire Warrant or some portion thereof) STRS desires to transfer (the "Offered Interest"). The Company or its designee may, within twenty (20) days of its receipt of the Sale Notice, deliver to STRS a written offer to purchase all, but not less than all, of the Offered Interest (the "Purchase Offer") for a cash price set forth in the Purchase Offer (the "Purchase Offer Price"). If STRS has not received a Purchase Offer within said twenty (20) days, the Purchase Offer Price shall be deemed to be zero. STRS may accept or reject the Purchase Offer, in its sole discretion, by delivery of written notice of such acceptance or rejection within twenty (20) days of its receipt of the Purchase Offer. Failure to deliver notice of such acceptance or rejection within such twenty (20) days shall be deemed a rejection. If STRS accepts the Purchase Offer, the closing of such purchase shall take place no later than ten (10) days after the date of the Company's receipt of STRS acceptance. If STRS rejects, or is deemed to reject, the Purchase Offer, STRS shall have a period of six (6) months from the date of its receipt of the Purchase Offer (or six (6) months and twenty (20) days from the date of its delivery of the Sale Notice if no Purchase Offer is received) to sell the Offered Interest to Permitted Successors and Assigns for the aggregate price (if there is more than one purchaser) not less than the Purchase Offer Price before STRS is again required to provide the notice and rights required under this
Section 17(b) to the Company. Any purchaser of the Warrant, or any portion thereof, from STRS shall acquire the Warrant or portion thereof and all rights thereunder free and clear of the restrictions of this Section 17(b). The provisions of this Section 17(b) do not apply to any Warrant Shares owned by STRS.

               18. Notices. All communications hereunder shall be in writing, and, if sent to the Warrant Holder shall be sufficient in all respects if delivered, sent by overnight courier, or registered mail, or by telecopy or other means of facsimile and confirmed to the Warrant Holder at:

                      California State Teachers' Retirement System
                      c/o Westmark Realty Advisors
                      865 South Figueroa Street, Suite 3500
                      Los Angeles, California  90017
                      Attention:  Hugh Dirstine
                      Telecopy:  (213) 683-4201
                      Telephone:  (213) 683-4200

or, if sent to the Company, shall be delivered, sent by overnight courier, or registered mail, or by telecopy or other means of facsimile and confirmed to the Company at:

                      National Mercantile Bancorp
                      1840 Century Park East
                      Los Angeles, California  90067
                      Attention:  President
                      Telecopy:  (310) 201-0629
                      Telephone:  (310) 277-2265

               19.     Miscellaneous.

                       (a) The Warrant Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                       (b) The Warrant Agreement shall inure to the benefit of and be binding upon the parties hereto, the Permitted Successors and Assigns and the Company's successors.

                       (c) THE WARRANT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES).

                       (d) The heading of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of the Warrant Agreement.

                       (e) The Warrant Agreement shall terminate at 5:00 p.m., California time, on the Expiration Date. Notwithstanding the foregoing, this Warrant Agreement shall not terminate until the obligations of the Company with respect to the delivery of Warrant Shares to the Warrant Holder who exercises such Warrant at any time prior to 5:00 p.m., California time, on or before the Expiration Date have been satisfied.

                       (f) Nothing in the Warrant Agreement shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or claim under the Warrant Agreement. The Warrant Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

                       (g) The provisions of the Warrant Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner effect such clause or provision in any other jurisdiction or any other clause or provision of the Warrant Agreement in any jurisdiction.

                       (h) Unless otherwise defined in any certificate, notice or other document made or delivered pursuant to the Warrant Agreement, each term defined herein shall have the meaning ascribed thereto in the Warrant Agreement, when any such term is used in any such certificate, notice or other document.

                       (i) The words "hereof," "herein" and "hereunder" and words of similar import when used herein shall refer to the Warrant Agreement as a whole and not to any particular provision of the Warrant Agreement, and section, subsection, schedule and exhibit references are to the Warrant Agreement unless otherwise specified.

                       (j) Unless the context shall otherwise indicate, all terms defined herein include the plural as well as the singular and the singular as well as the plural.

               IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Warrant Agreement, all as of the day and year first above written.

                               NATIONAL MERCANTILE BANCORP

                               By:  /s/ SCOTT A. MONTGOMERY
                               Name:    Scott A. Montgomery
                               Title:   Director

                               CALIFORNIA STATE TEACHERS'
                               RETIREMENT SYSTEM

                               By: Trust Company of the West, a California corporation as Investment Manager

                               By:  /s/ GARY NEUMEIER
                               Name:    Gary Neumeier
                               Title:   Authorized Signatory

                               By:  /s/ HUGH DIRSTINE
                               Name:    Hugh Dirstine
                               Title:   Authorized Signatory